Exhibt 99.1
SIRIUS XM RADIO REPORTS
SECOND QUARTER 2008 RESULTS
•	Revenue of $283 Million, Up 25% Year Over Year

•	Total Subscribers of More Than 8.9 Million, Up 25% Year Over Year

•	Record Second Quarter Gross Additions

•	Adjusted Loss from Operations Improves 70% Year Over Year
NEW YORK — August 7, 2008 — SIRIUS XM Radio (NASDAQ: SIRI) today announced stand alone SIRIUS Satellite Radio second quarter 2008 financial results, including a 25% increase in revenue to $283.0 million, total subscribers in excess of 8.9 million and a 70% decrease in the adjusted loss from operations.
“Second quarter stand-alone SIRIUS results once again demonstrated that we achieved strong revenue growth and solid cost control,” said Mel Karmazin, CEO of SIRIUS. “Despite a tough economy and weak auto sales, gross additions set a new second quarter record. In the second quarter both revenue and subscribers grew 25% as compared with last year, while cash costs remained essentially flat leading to a 70% reduction in our second quarter EBITDA loss.”
“The combined company now has an annualized revenue run-rate of over $2.4 billion, making SIRIUS XM Radio one of the fastest growing and best positioned subscription media businesses. With rapid integration efforts underway, we started realizing synergies on Day 1. We expect to realize $400 million in synergies next year and see this figure growing substantially beyond 2009.”
SIRIUS ended the second quarter 2008 with 8,924,139 subscribers up 25% from 7,142,538 subscribers at the end of the second quarter 2007. Retail subscribers increased 7% in the second quarter 2008 to 4,676,814 from 4,364,646 at the end of the second quarter 2007. OEM subscribers increased 53% in the second quarter 2008 to 4,247,325 from 2,777,892 at the end of second quarter 2007. During the second quarter 2008, SIRIUS added 279,820 net subscribers.
Total revenue for the second quarter 2008 increased to $283.0 million, up 25% from second quarter 2007 total revenue of $226.4 million. Second quarter 2008 average monthly self-pay customer churn rate was 1.6%. The second quarter 2008 conversion rate was approximately 48%. SAC per gross subscriber addition was $78 in the second quarter 2008, an improvement of 27% over second quarter 2007 SAC per gross subscriber addition of $107.

RESULTS OF OPERATIONS
The discussion of operating expenses below excludes the effects of stock-based compensation. SIRIUS believes this presentation improves the transparency of disclosure and is consistent with the way operating results are evaluated by management.
SECOND QUARTER 2008 VERSUS SECOND QUARTER 2007
For the second quarter of 2008, SIRIUS recognized total revenue of $283.0 million compared to $226.4 million for the second quarter of 2007. This 25%, or $56.6 million, increase in revenue was driven by a $56.9 million increase in subscriber revenue resulting from the net increase in subscribers of 1,781,601 from the second quarter of 2007.
The company’s adjusted loss from operations decreased $55.5 million to ($23.8) million for the second quarter of 2008 from ($79.3) million for the second quarter of 2007 (refer to the reconciliation table of net loss to adjusted loss from operations). This decrease was primarily driven by the increase in total revenue of $56.6 million and a $24.3 million improvement in subscriber acquisition costs which more than offset an increase in revenue share and royalties.
Satellite and transmission expenses for the second quarter 2008 remained consistent with the second quarter of 2007 at $6.7 million.
Programming and content expenses increased $1.0 million to $54.1 million for the second quarter of 2008 from $53.1 million for the second quarter of 2007. The increase was primarily attributable to license fees associated with new programming and higher compensation-related costs for additions to headcount.
Revenue share and royalties increased $19.9 million to $49.7 million for the second quarter of 2008 from $29.8 million for the second quarter of 2007. The increase was attributable to the determination by the Copyright Royalty Board in January 2008 of the royalty rate under the statutory license covering the performance of sound recordings. The 25% growth in the company’s revenues also contributed to the increase in revenue share and royalties.
Customer service and billing expenses increased $1.2 million to $22.6 million for the second quarter of 2008 from $21.4 million for the second quarter of 2007. The increase was primarily attributable to call center operating costs necessary to accommodate the increase in our subscriber base and respective transaction fees. Customer service and billing expenses, as adjusted, per average subscriber declined 18% to $0.86 for the second quarter of 2008 from $1.05 for the second quarter of 2007, due to efficiencies across a larger subscriber base.
Sales and marketing expenses increased $2.7 million to $46.7 million for the second quarter of 2008 from $44.0 million for the second quarter of 2007. This increase was primarily attributable to equipment related retention costs associated with efforts to retain existing subscribers that we believe will result in higher revenue and lower churn. This was offset by lower consumer advertising and reduced cooperative marketing spend with the company’s channel partners.

Subscriber acquisition costs (SAC) decreased $24.3 million or 23% to $81.4 million for the second quarter of 2008 from $105.7 million for the second quarter of 2007. This decrease was primarily attributable to lower retail and OEM subsidies due to better product economics.
SAC per gross subscriber addition decreased 27% to $78 for the second quarter of 2008 from $107 for the second quarter of 2007. This decrease was primarily attributable to lower retail and OEM subsidies due to better product economics.
General and administrative expenses increased $3.7 million to $31.0 million for the second quarter of 2008 from $27.3 million for the second quarter of 2007. The increase was primarily the result of higher litigation costs and compensation-related costs to support the growth of the business.
Engineering, design and development expenses decreased $2.3 million to $8.0 million for the second quarter of 2008 from $10.3 million for the second quarter of 2007. This decrease was attributable to reduced OEM and product developments costs.
SIRIUS reported a net loss of ($83.9) million, or ($0.06) per share, for the second quarter of 2008, compared to a net loss of ($134.1) million, or ($0.09) per share, in the second quarter of 2007. The adjusted net loss per share, or net loss per share excluding stock-based compensation was ($0.05) in the second quarter of 2008 as compared to an adjusted net loss per share of ($0.08) in the second quarter of 2007 (refer to the reconciliation table of net loss per share to adjusted net loss per share).
SIX MONTHS ENDED JUNE 30, 2008 VERSUS SIX MONTHS ENDED JUNE 30, 2007
For the six months ended June 30, 2008, SIRIUS recognized total revenue of $553.4 million compared with $430.5 million for the six months ended June 30, 2007. This 29%, or $122.9 million increase in revenue, was primarily driven by a $121.7 million increase in subscriber revenue, resulting from the net increase in subscribers of 1,781,601 from the end of the second quarter of 2007.
The company’s adjusted loss from operations decreased $100.1 million to ($63.2) million for the six months ended June 30, 2008 from ($163.3) million for the six months ended June 30, 2007 (refer to the reconciliation table of net loss to adjusted loss from operations). This decrease was driven by a 29%, or $122.9 million, increase in total revenue which more than offset the 3%, or $21.9 million, increase in operating expenses.
Satellite and transmission expenses decreased $0.3 million to $13.7 million for the six months ended June 30, 2008 from $14.0 million for the six months ended June 30, 2007.
Programming and content expenses increased $2.8 million to $113.0 million for the six months ended June 30, 2008 from $110.2 million for the six months ended June 30, 2007. The increase was primarily attributable to license fees associated with new programming and higher compensation-related costs for additions to headcount.
Revenue share, royalties and residuals increased $35.0 million to $92.0 million for the six months ended June 30, 2008 from $57.0 million for the six months ended June 30, 2007.

The increase was attributable to the determination by the Copyright Royalty Board in January 2008 of the royalty rate under the statutory license covering the performance of sound recordings. The 29% growth in the company’s revenues also contributed to the increase in revenue share and royalties.
Customer service and billing expenses increased $6.1 million to $49.2 million for the six months ended June 30, 2008 from $43.1 million for the six months ended June 30, 2007. The increase was primarily attributable to call center operating costs necessary to accommodate the increase in our subscriber base. Customer service and billing expenses, as adjusted, per average subscriber declined 13% to $0.96 for the six months ended June 30, 2008 from $1.10 for the six months ended June 30, 2007, due to efficiencies across a larger subscriber base.
Sales and marketing expenses increased $0.5 million to $79.9 million for the six months ended June 30, 2008 from $79.4 million for the six months ended June 30, 2007. This increase was primarily attributable to equipment related retention costs associated with efforts to retain existing subscribers that we believe will result in higher revenue and lower churn. This was offset by lower consumer advertising and reduced cooperative marketing spend with the company’s channel partners.
Subscriber acquisition costs (SAC) decreased $32.7 million to $171.2 million for the six months ended June 30, 2008 from $203.9 million for the six months ended June 30, 2007. This decrease was primarily attributable to lower retail and OEM subsidies due to better product economics.
SAC per gross subscriber addition decreased 19% to $84 for the six months ended June 30, 2008 from $104 for the six months ended June 2007. This decrease was primarily driven by lower retail and OEM subsidies due to better product economics.
General and administrative expenses increased $17.1 million to $67.8 million for the six months ended June 30, 2008 from $50.7 million for the six months ended June 30, 2007. The increase was primarily a result of higher litigation related costs and compensation-related costs to support the growth of the business.
Engineering, design and development expenses decreased $6.2 million to $15.5 million for the six months ended June 30, 2008 from $21.7 million for the six months ended June 30, 2007. This decrease was attributable to reduced OEM and product developments costs.
SIRIUS reported a net loss of ($188.0) million, or ($0.13) per share, for the six months ended June 30, 2008, compared with a net loss of ($278.9) million, or ($0.19) per share, for the six months ended June 30, 2007. The adjusted net loss per share, or net loss per share excluding stock-based compensation was ($0.10) for the six months ended June 30, 2008 compared with an adjusted net loss per share excluding stock based compensation of ($0.16) for the six months ended June 30, 2007 (refer to the reconciliation table of net loss per share to adjusted net loss per share).

SIRIUS XM RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, unless otherwise stated)
(Unaudited)
Subscriber Data:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Beginning subscribers	8,644,319	6,581,045	8,321,785	6,024,555
Net additions	279,820	561,493	602,354	1,117,983

Ending subscribers	8,924,139	7,142,538	8,924,139	7,142,538

Retail	4,676,814	4,364,646	4,676,814	4,364,646
OEM	4,231,428	2,758,639	4,231,428	2,758,639
Hertz	15,897	19,253	15,897	19,253

Ending subscribers	8,924,139	7,142,538	8,924,139	7,142,538

Retail	33,599	129,843	36,105	322,821
OEM	244,610	434,955	565,796	799,629
Hertz	1,611	(3,305)	453	(4,467)

Net addtions	279,820	561,493	602,354	1,117,983

Metrics:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Gross subscriber additions	1,029,287	1,002,145	2,032,709	1,990,603
Deactivated subscribers	749,467	440,652	1,430,355	872,620
Average monthly churn (1)(6)	2.8%	2.1%	2.8%	2.2%
SAC per gross subscriber addition (2)(6)	$78	$107	$84	$104
Customer service and billing expenses per average subscriber (3)(6)	$0.86	$1.05	$0.96	$1.10
Total revenue	$283,017	$226,427	$553,367	$430,464
Free cash flow (4)(6)	$(31,087)	$(80,031)	$(217,622)	$(226,746)

Monthly ARPU: (5)(6)
Average monthly subscriber revenue per subscriber before the effects of Hertz subscribers and rebates	$10.14	$10.24	$10.12	$10.26
Effects of Hertz subscribers	0.06	0.05	0.05	0.05
Effects of rebates	(0.03)	(0.03)	(0.04)	(0.13)

Average monthly subscriber revenue per subscriber	10.17	10.26	10.13	10.18
Average monthly net advertising revenue per subscriber	0.32	0.45	0.32	0.41

ARPU	$10.49	$10.71	$10.45	$10.59

SIRIUS XM RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES — CONTINUED
(Dollars in thousands, unless otherwise stated)
(Unaudited)
Adjusted Loss from Operations:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Net loss	$(83,899)	$(134,147)	$(188,017)	$(278,892)
Depreciation	27,113	26,284	54,019	53,070
Stock-based compensation	17,151	17,017	39,413	41,277
Other income and expense	15,307	10,992	30,258	20,137
Income tax expense	543	555	1,086	1,110

Adjusted loss from operations (7)	$(23,785)	$(79,299)	$(63,241)	$(163,298)

Adjusted Net Loss and Adjusted Net Loss per Share:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Net loss	$(83,899)	$(134,147)	$(188,017)	$(278,892)
Stock-based compensation	17,151	17,017	39,413	41,277

Adjusted net loss	$(66,748)	$(117,130)	$(148,604)	$(237,615)

Net loss per share (basic and diluted)	$(0.06)	$(0.09)	$(0.13)	$(0.19)
Stock-based compensation	0.01	0.01	0.03	0.03

Adjusted net loss per share (basic and diluted) (8)	$(0.05)	$(0.08)	$(0.10)	$(0.16)

Weighted average common shares outstanding (basic and diluted)	1,499,723	1,462,362	1,487,610	1,459,701

SIRIUS XM RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES — CONTINUED
(Dollars in thousands, unless otherwise stated)
(Unaudited)
Condensed Consolidated Statements of Operations:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Total revenue	$283,017	$226,427	$553,367	$430,464
Operating expenses (excludes depreciation and stock-based compensation shown separately below):
Satellite and transmission	6,692	6,716	13,719	14,046
Programming and content	54,087	53,096	112,991	110,159
Revenue share and royalties	49,723	29,841	92,043	56,975
Customer service and billing	22,600	21,440	49,245	43,094
Cost of equipment	6,647	7,386	14,234	13,843
Sales and marketing	46,669	44,015	79,895	79,368
Subscriber acquisition costs	81,392	105,658	171,202	203,895
General and administrative	31,010	27,308	67,790	50,711
Engineering, design and development	7,982	10,266	15,489	21,671
Depreciation	27,113	26,284	54,019	53,070
Stock-based compensation	17,151	17,017	39,413	41,277

Total operating expenses	351,066	349,027	710,040	688,109

Loss from operations	(68,049)	(122,600)	(156,673)	(257,645)
Other income (expense)	(15,307)	(10,992)	(30,258)	(20,137)

Loss before income taxes	(83,356)	(133,592)	(186,931)	(277,782)
Income tax expense	(543)	(555)	(1,086)	(1,110)

Net loss	$(83,899)	$(134,147)	$(188,017)	$(278,892)

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share amounts)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Revenue:
Subscriber revenue, including effects of rebates	$266,518	$209,635	$522,158	$400,431
Advertising revenue, net of agency fees	8,332	9,177	16,740	15,898
Equipment revenue	7,956	6,255	14,019	10,926
Other revenue	211	1,360	450	3,209

Total revenue	283,017	226,427	553,367	430,464
Operating expenses (excludes depreciation shown separately below) (1):
Cost of services:
Satellite and transmission	7,451	7,337	15,275	15,323
Programming and content	55,247	54,311	116,939	114,309
Revenue share and royalties	49,723	29,841	92,043	56,975
Customer service and billing	22,865	21,618	49,786	43,471
Cost of equipment	6,647	7,386	14,234	13,843
Sales and marketing	49,133	46,864	87,598	87,861
Subscriber acquisition costs	81,392	105,665	171,216	205,782
General and administrative	42,467	38,471	91,246	73,814
Engineering, design and development	9,028	11,250	17,684	23,661
Depreciation	27,113	26,284	54,019	53,070

Total operating expenses	351,066	349,027	710,040	688,109

Loss from operations	(68,049)	(122,600)	(156,673)	(257,645)
Other income (expense):
Interest and investment income	1,425	4,753	4,227	10,795
Interest expense, net of amounts capitalized	(16,745)	(15,750)	(34,421)	(30,942)
Other income	13	5	(64)	10

Total other income (expense)	(15,307)	(10,992)	(30,258)	(20,137)

Loss before income taxes	(83,356)	(133,592)	(186,931)	(277,782)
Income tax expense	(543)	(555)	(1,086)	(1,110)

Net loss	$(83,899)	$(134,147)	$(188,017)	$(278,892)

Net loss per share (basic and diluted)	$(0.06)	$(0.09)	$(0.13)	$(0.19)

Weighted average common shares outstanding (basic and diluted)	1,499,723	1,462,362	1,487,610	1,459,701

(1)	Amounts related to stock-based compensation included in other operating expenses were as follows:

Satellite and transmission	$759	$621	$1,555	$1,277
Programming and content	1,160	1,215	3,949	4,150
Customer service and billing	265	178	541	377
Sales and marketing	2,464	2,849	7,704	8,493
Subscriber acquisition costs	—	7	14	1,887
General and administrative	11,457	11,163	23,455	23,103
Engineering, design and development	1,046	984	2,195	1,990

Total equity granted to third parties and employees	$17,151	$17,017	$39,413	$41,277

SIRIUS XM RADIO INC. AND SUBSIDIARIES
BALANCE SHEET DATA
(In Thousands)

	As of
	June 30, 2008	December 31, 2007
	(Unaudited)
Cash, cash equivalents and marketable securities	$220,598	$439,289
Restricted investments	56,000	53,000
Working capital	(822,338)	(394,989)
Total assets	1,456,485	1,694,149
Total debt	1,279,867	1,314,418
Total liabilities	2,363,604	2,486,886
Accumulated deficit	(4,586,989)	(4,398,972)
Stockholders’ deficit	(907,119)	(792,737)

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net loss	$(83,899)	$(134,147)	$(188,017)	$(278,892)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	27,113	26,284	54,019	53,070
Non cash interest expense	967	805	1,971	1,559
Provision for doubtful accounts	2,488	2,266	5,048	4,354
(Gain) loss on disposal of assets	—	110	—	106
Stock-based compensation	17,151	17,017	39,413	41,277
Deferred income taxes	543	555	1,086	1,110
Changes in operating assets and liabilities:
Accounts receivable	(6,931)	(12,029)	11,834	(5,390)
Inventory	1,728	(6,962)	5,921	(7,435)
Receivables from distributors	(1,114)	(5,943)	(11,102)	(13,512)
Prepaid expenses and other current assets	338	18,752	14,594	9,579
Other long-term assets	2,143	(11,855)	5,399	(14,779)
Accounts payable and accrued expenses	19,278	(3,300)	(97,463)	(51,111)
Accrued interest	11,938	12,466	53	703
Deferred revenue	12,163	38,538	26,875	60,269
Other long-term liabilities	4,305	1,543	(712)	9,245

Net cash provided by (used in) operating activities	8,211	(55,900)	(131,081)	(189,847)

Cash flows from investing activities:
Additions to property and equipment	(34,473)	(24,131)	(73,698)	(36,589)
Sales of property and equipment	—	1	—	97
Purchases of restricted and other investments	—	—	(3,000)	(310)
Sale of investments	—	—	5,000	—
Merger related costs	(4,825)	—	(14,843)	—
Sales of available-for-sale securities	(4)	(4)	4	10,846

Net cash (used in) investing activities	(39,302)	(24,134)	(86,537)	(25,956)

Cash flows from financing activities:
Long term borrowings	(625)	250,000	(1,250)	250,000
Debt issuance costs	—	(4,801)	—	(4,801)
Proceeds from exercise of stock options	(659)	422	181	1,932

Net cash (used in) provided by financing activities	(1,284)	245,621	(1,069)	247,131

Net (decrease) increase in cash and cash equivalents	(32,375)	165,587	(218,687)	31,328
Cash and cash equivalents at the beginning of period	252,508	259,162	438,820	393,421

Cash and cash equivalents at the end of period	$220,133	$424,749	$220,133	$424,749

FOOTNOTES TO PRESS RELEASE AND TABLES FOR NON-GAAP FINANCIAL MEASURES
This press release, including the selected financial information above, includes the following non-GAAP financial measures: average monthly churn; SAC per gross subscriber addition; customer service and billing expenses per average subscriber; free cash flow; average monthly revenue per subscriber, or ARPU; adjusted loss from operations; adjusted net loss; and adjusted net loss per share. The definitions and usefulness of such non-GAAP financial measures are as follows (dollars in thousands, unless otherwise stated):
(1)	SIRIUS defines average monthly churn as the average amount of deactivations for the quarter divided by the average subscriber balance for the quarter.
(2)	SIRIUS defines SAC per gross subscriber addition as subscriber acquisition costs and margins from the direct sale of SIRIUS radios and accessories, excluding stock-based compensation, divided by the number of gross subscriber additions for the period. SAC per gross subscriber addition is calculated as follows:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Subscriber acquisition costs	$81,392	$105,665	$171,216	$205,782
Less: stock-based compensation	—	(7)	(14)	(1,887)
Add: margin from direct sales of SIRIUS radios and accessories	(1,309)	1,131	215	2,917

SAC	$80,083	$106,789	$171,417	$206,812

Gross subscriber additions	1,029,287	1,002,145	2,032,709	1,990,603
SAC per gross subscriber	$78	$107	$84	$104
(3)	SIRIUS defines customer service and billing expenses per average subscriber as total customer service and billing expenses, excluding stock-based compensation, divided by the daily weighted average number of subscribers for the period. Customer service and billing expenses per average subscriber is calculated as follows:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Customer service and billing expenses	$22,865	$21,618	$49,786	$43,471
Less: stock-based compensation	(265)	(178)	(541)	(377)

Customer service and billing expenses, as adjusted	$22,600	$21,440	$49,245	$43,094

Daily weighted average number of subscribers	8,739,766	6,811,750	8,593,054	6,554,943
Customer service and billing expenses, as adjusted, per average subscriber	$0.86	$1.05	$0.96	$1.10
(4)	SIRIUS defines free cash flow as cash flow from operating activities, capital expenditures and restricted and other investment activity. Free cash flow is calculated as follows:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Net cash provided by (used in) operating activities	$8,211	$(55,900)	$(131,081)	$(189,847)
Additions to property and equipment	(34,473)	(24,131)	(73,698)	(36,589)
Merger related costs	(4,825)	—	(14,843)	—
Sales of investments	—	—	5,000	—
Restricted and other investment activity	—	—	(3,000)	(310)

Free cash flow	$(31,087)	$(80,031)	$(217,622)	$(226,746)

(5)	SIRIUS defines ARPU as the total earned subscriber revenue and net advertising revenue divided by the daily weighted average number of subscribers for the period. ARPU is calculated as follows:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Subscriber revenue	$266,518	$209,635	$522,158	$400,431
Net advertising revenue	8,332	9,177	16,740	15,898

Total subscriber and net advertising revenue	$274,850	$218,812	$538,898	$416,329

Daily weighted average number of subscribers	8,739,766	6,811,750	8,593,054	6,554,943
ARPU	$10.49	$10.71	$10.45	$10.59
(6)	SIRIUS believes average monthly churn; SAC per gross subscriber addition; customer service and billing expenses per average subscriber; free cash flow; and ARPU provide meaningful information regarding operating performance and liquidity and are used for internal management purposes; when publicly providing the business outlook; as a means to evaluate period-to-period comparisons; and to compare the company’s performance to that of its competitors. SIRIUS also believes that investors use current and projected metrics to monitor performance of the business and make investment decisions.

SIRIUS believes the exclusion of stock-based compensation expense in the calculations of SAC per gross subscriber addition and customer service and billing expenses per average subscriber is useful given the significant variation in expense that can result from changes in the fair market value of SIRIUS common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of subscriber acquisition costs and customer service and billing expenses. Specifically, the exclusion of stock-based compensation expense in the calculation of SAC per gross subscriber addition is critical in being able to understand the economic impact of the direct costs incurred to acquire a subscriber and the effect over time as economies of scale are reached.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non- GAAP financial measures may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation for, or superior to measures of financial performance prepared in accordance with GAAP.

(7)	SIRIUS refers to net loss before taxes; other income (expense) — including interest and investment income, interest expense, depreciation; and stock-based compensation expense as adjusted loss from operations. Adjusted loss from operations is not a measure of financial performance under GAAP. The company believes adjusted loss from operations is a useful measure of its operating performance. The company uses adjusted loss from operations for budgetary and planning purposes; to assess the relative profitability and on-going performance of consolidated operations; to compare performance from period to period; and to compare performance to that of its competitors. The company also believes adjusted loss from operations is useful to investors to compare operating performance to the performance of other communications, entertainment and media companies. The company believes that investors use current and projected adjusted loss from operations to estimate the current or prospective enterprise value and make investment decisions.

Because the company funds and builds-out its satellite radio system through the periodic raising and expenditure of large amounts of capital, results of operations reflect significant charges for interest and depreciation expense. The company believes adjusted loss from operations provides useful information about the operating performance of the business apart from the costs associated with the capital structure and physical plant. The exclusion of interest expense and depreciation is useful given fluctuations in interest rates and significant variation in depreciation expense that can result from the amount and timing of capital expenditures and potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. The company believes the exclusion of taxes is appropriate for comparability purposes as the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. The company also believes the exclusion of stock-based compensation expense is useful given the significant variation in expense that can result from changes in the fair market value of the company’s common stock. To compensate for the exclusion of taxes, other income (expense), depreciation, and stock-based compensation expense, the company separately measures and budgets for these items.

There are material limitations associated with the use of adjusted loss from operations in evaluating the company compared with net loss, which reflects overall financial performance, including the effects of taxes, other income (expense), depreciation, and stock-based compensation expense. The company uses adjusted loss from operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate the operating results after giving effect for these costs, should refer to net loss as disclosed in the unaudited consolidated statements of operations. Since adjusted loss from operations is a non-GAAP financial measure, the calculation of adjusted loss from operations may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance in accordance with GAAP.

(8)	SIRIUS refers to adjusted net loss as net loss per share excluding stock-based compensation expense. Adjusted net loss is not a measure of financial performance under GAAP. The company believes adjusted net loss is useful to investors to compare its operating performance to the performance of other communications, entertainment and media companies. The company also believes the exclusion of stock-based compensation expense is useful given the significant variation in expense that can result from changes in the fair market value of the company’s common stock.

There are material limitations associated with the use of adjusted net loss in evaluating the company compared with net loss, which reflects overall financial performance, including the effects of stock-based compensation expense. The company uses adjusted net loss to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate the operating results after giving effect for these costs, should refer to net loss as disclosed in the unaudited consolidated financial statements of operations. Since adjusted net loss is a non-GAAP financial measure, the calculation of adjusted net loss may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

About SIRIUS XM Radio
SIRIUS XM Radio is America’s satellite radio company delivering the “The Best Radio on Radio” to more than 18 million subscribers, including 100% commercial free music, and premier sports, news, talk, entertainment, traffic and weather.
SIRIUS XM Radio has exclusive content relationships with an array of personalities and artists, including Howard Stern, Oprah, Martha Stewart, Jimmy Buffett, Elvis, Jamie Foxx, Barbara Walters, Frank Sinatra, Opie & Anthony, The Grateful Dead, Willie Nelson, Bob Dylan, Dale Earnhardt Jr., Tom Petty, and Bob Edwards. SIRIUS XM Radio is the leader in sports programming as the Official Satellite Radio Partner of the NFL, Major League Baseball, NASCAR, NHL, and PGA Tour, and broadcasts major college sports.
SIRIUS XM Radio has exclusive arrangements with every major automaker. SIRIUS XM Radio products are available at shop.sirius.com and shop.xmradio.com, and at retail locations nationwide, including Best Buy, Circuit City, RadioShack, Target, Sam’s Club, and Wal-Mart.
SIRIUS XM Radio also offers SIRIUS Backseat TV, the first ever live in-vehicle rear seat entertainment featuring Nickelodeon, Disney Channel and Cartoon Network; XM NavTraffic service for GPS navigation systems delivers real-time traffic information, including accidents and road construction, for more than 80 North American markets.
The guidance contained herein are based upon a number of assumptions and estimates that, while considered reasonable by us when taken as a whole, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, the guidance is based upon specific assumptions with respect to future business conditions, some or all of which will change. The guidance, like any forecast, is necessarily speculative in nature and it can be expected that the assumptions upon which the guidance is based will not prove to be valid or will vary from actual results. Actual results will vary from the guidance and the variations may be material. Consequently, the guidance should not be regarded as a representation by SIRIUS or any other person that the synergies, adjusted EBITDA and free cash flow will actually be achieved. You are cautioned not to place undue reliance on this information.
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2007, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site

(http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.
E-SIRI
Contact Information for Investors and Financial Media:
Paul Blalock
SIRIUS XM Radio
212 584 5174
pblalock@siriusradio.com
Hooper Stevens
SIRIUS XM Radio
212 901 6718
hstevens@siriusradio.com